EXHIBIT 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION
AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED DISTRIBUTION AGREEMENT (the “Amendment”) is made as of this 14th day of February, 2011, by and between KAPPA PUBLISHING GROUP, INC., a Delaware corporation, whose place of business is at 6198 Butler Pike, Blue Bell, Pennsylvania 19422 (hereafter referred to as “Publisher”) and KABLE DISTRIBUTION SERVICES, INC., a Delaware corporation, whose place of business is at Suite 4C, 14 Wall Street, New York, NY 10005 (hereafter referred to as “Distributor”).

W I T N E S S E T H:

WHEREAS, the Publisher and the Distributor are parties to that certain Amended and Restated Distribution Agreement dated as of July 1, 2008 (the “Distribution Agreement”) with respect to the Distributor providing for the distribution by Distributor of Publisher’s titles;

WHEREAS, the Distribution Agreement provides in Subparagraph 3(a) and Subparagraph 3(d) that the term of the Distribution Agreement ends on June 30, 2011; and

WHEREAS, in consideration of the payment of One Hundred Thousand Dollars ($100,000.00) by the Distributor to the Publisher, the Publisher will agree to amend Subparagraphs 3(a) and 3(d) of the Distribution Agreement to extend the termination date of the Distribution Agreement for three years to June 30, 2014; and

WHEREAS, the Publisher and Distributor wish to amend Subparagraphs 3(a) and 3(d) of the Distribution Agreement to reflect the changes required by the parties.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

1.            Definitions.  All capitalized words used in this Amendment and not defined herein shall have the respective meanings given to them in the Distribution Agreement.

2.    Amendment to Subparagraph 3(a).  Effective upon execution of this Amendment by the parties Subparagraph 3(a) of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

 “(a)           Except as otherwise provided in subparagraphs (b), (d) or (f) of this Paragraph 3, the term of this Agreement shall be for a period commencing on the Effective Date, and ending on June 30, 2014.  The rights and obligations of the parties under this Agreement shall include and be deemed to include all issues of all Publication(s), the respective On-Sale Date(s) of which occur prior to the termination hereof (“Covered Issues”).  Any and all of the respective rights and obligations of the PUBLISHER and DISTRIBUTOR under this Agreement shall survive its termination for the purposes of distributing Covered Issues, and of handling and crediting Returns and making payments, adjustments and credits with respect to Covered Issues.  Termination of this Agreement shall not affect any right of either party to receive any money owed by the other hereunder, the amount of which shall be calculated in the manner which would have otherwise been required hereby, absent such termination.”

3.    Amendment to Subparagraph 3(d).  Effective upon execution of this Amendment by the parties Subparagraph 3(d) of the Distribution Agreement is hereby amended and restated in its entirety to read as follows:

  “(d)   Notwithstanding the provisions of subparagraph (a) of this Paragraph 3 to the contrary, the term of this Agreement shall be automatically extended beyond the June 30, 2014 termination date referred to in such subparagraph (a) for an extension period of three (3) years; provided, PUBLISHER agrees in writing to such extension 180 days prior to the expiration of the then current term.”

4.            Distributor’s Payment.  Effective upon execution of this Amendment by the parties, in consideration of Publisher’s agreement to an extension the term of the Distribution Agreement, the Distributor shall pay to Publisher the sum of One Hundred Thousand Dollars ($100,000.00) by wire transfer of immediately available funds to an account designated in writing by Publisher to Distributor.

5.            Limited Amendment. Except as and to the limited extent modified in this Amendment, the Distribution Agreement shall be and remain in full force and effect in accordance with its terms.

Kappa Publishing Group, Inc.

By:     /s/  D. McNulty
     Name:   Despina McNulty
                                                                    Title:   President

Kable Distribution Services, Inc.

By:     /s/  J. W. Roberts
     Name:   James W. Roberts
                                                                    Title:   Exec. V.P., C.O.O.

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